Exhibit 1.1

Execution Version

7,000,000 Shares

TRIBUNE MEDIA COMPANY

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

November 29, 2017

November 29, 2017

Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Tribune Media Company, a Delaware corporation (the “Company”), and the selling shareholder of the Company named in Schedule I hereto (the “Selling Shareholder”) confirm their agreement with you, with respect to the sale by the Selling Shareholder to the Underwriter named in Schedule II hereto (the “Underwriter”), an aggregate of 7,000,000 shares (the “Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Common Stock”).

For purposes of this underwriting agreement (the “Agreement”), “issuer free writing prospectus” means any “issuer free writing prospectus” as defined in Rule 433(h) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, including, without limitation, any “free writing prospectus” as defined in Rule 405 of the Securities Act (“Rule 405”), relating to the Shares, that is (i) required to be filed with the Securities and Exchange Commission (the “Commission”) by the Company, (ii) a “road show” as defined in Rule 433(h) of the Securities Act that is a “written communication” as defined in Rule 405 of the Securities Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus dated November 29, 2017 together with the documents and each issuer free writing prospectus or other information, if any, set forth in Schedule III hereto under the caption Time of Sale Prospectus.

The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-221803), including a prospectus, relating to certain securities (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 29, 2017 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the

Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

On May 8, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sinclair Broadcast Group, Inc. (“Sinclair”), providing for the acquisition by Sinclair of all of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), by means of a merger of Samson Merger Sub Inc., a wholly owned subsidiary of Sinclair, with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Sinclair.

Upon consummation of the Merger, each share of the Company’s Common Stock will be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes, and (ii) 0.2300 of a validly issued, fully paid and nonassessable share of Class A common stock, $0.01 par value per share (the “Sinclair Common Stock”), of Sinclair. The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the approval of the Merger by the Company’s stockholders (which was received on October 19, 2017), (ii) the receipt of approval from the Federal Communications Commission (the “FCC”) and the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the effectiveness of a registration statement on Form S-4 (the “Sinclair Registration Statement”) registering the Sinclair Common Stock to be issued in connection with the Merger and no stop order or proceedings seeking the same having been initiated by the Commission, (iv) the listing of the Sinclair Common Stock to be issued in the Merger on the NASDAQ Global Select Market and (v) the absence of certain legal impediments to the consummation of the Merger.

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in their entirety in the Time of Sale Prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(c)    Except for the issuer free writing prospectuses, if any, identified in Schedule III hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any issuer free writing prospectus. No issuer free writing prospectus shall conflict with the information contained in the Time of Sale Prospectus or Prospectus, and no issuer free writing prospectus, when taken together with the Time of Sale Prospectus, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the issuer free writing prospectuses and the Time of Sale Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of such Underwriter.

(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company may be required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e)    Each of the Company and its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Securities Act (each, a “Designated Subsidiary”) (i) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and (ii) has been duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in the case of clauses (i) (solely with respect to Designated Subsidiaries) and (ii), where the failure to be so incorporated or organized or in good standing, or to be so qualified or to have such power or authority, would not have a material adverse effect on the condition (financial or otherwise), business, management, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; and all of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than any lien, encumbrance, equity or claim which is granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)    The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as they purport to summarize certain provisions of the laws referred to therein, are accurate in all material respects.

(i)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) violate any provision of the certificate of incorporation or by-laws of the Company, (ii) conflict with any agreement or other instrument binding upon the Company or any of its Designated Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, including the Merger Agreement, or (iii) violate any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Designated Subsidiary (assuming the accuracy of, and the Underwriter’s compliance with, the representations, warranties and agreements of the Underwriter herein, and the compliance by the holders of the Class A Common Stock with the offering and transfer restrictions set forth in the Time of Sale

Prospectus), except, in the case of clauses (ii) (other than with respect to the Merger Agreement) and (iii), as would not reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (i) such consent, approval, authorization or qualification as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, (ii) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, and (iii) where the failure to obtain any such consent, approval, authorization or qualification would not reasonably be expected to have a Material Adverse Effect or impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

(j)    Neither the Company nor any Designated Subsidiary is (i) in violation of its respective certificate of incorporation, certificate of limited partnership, certificate of formation, by-laws or similar organizational document, as applicable, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or any of the Company’s subsidiaries, taken as a whole, to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary or its respective property is bound, except in the case of clauses (i) (other than with respect to the Company) and (ii) above, for any such violation or default that would not reasonably be expected to have a Material Adverse Effect.

(k)    Other than as set forth in the Time of Sale Prospectus, there are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Designated Subsidiaries is a party or to which any of the properties of the Company or any of its Designated Subsidiaries is subject (i) that are required under the Securities Act to be described in the Registration Statement or the Prospectus, (ii) that would reasonably be expected to have a Material Adverse Effect or (iii) that would impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement.

(l)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)    The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)    PricewaterhouseCoopers LLP (“PWC”), which has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related schedules and notes thereto) of the Company, which are included in the Time of Sale Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to the Company, as required by the Securities Act and the Exchange Act.

(o)    Deloitte & Touche LLP (“D&T”), which has expressed its opinion with respect to certain financial statements of Television Food Network, G.P. (“TVFN”) included in the Time of Sale Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to TVFN, as required by the Securities Act and the Exchange Act.

(p)    The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of and at the dates indicated and the results of its operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(q)    The Company and its Designated Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health as it relates to exposure to hazardous substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(r)    There are no costs or liabilities arising under Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

(s)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in the Time of Sale Prospectus and that have been validly waived or complied with.

(t)    Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(u)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)    (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Country”).

(ii)    Since December 31, 2014, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealing or transaction with any Person, or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)    Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except in the case of each of clauses (i), (ii) and (iii) as set forth in or contemplated by the Registration Statement, Time of Sale Prospectus and the Prospectus, respectively.

(x)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such liens, encumbrances or defects that would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(y)    The Company and its subsidiaries collectively own or possess, or have the legal right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (“Intellectual Property”), except to the extent that lack of ownership or possession of such right would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with any Intellectual Property rights with respect to which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)    (i) The Company and its subsidiaries hold such validly issued FCC licenses and authorizations as are necessary to operate their respective television stations (the “Stations”) and to conduct their businesses as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect, except where the failure to so possess such FCC License would not reasonably be expected to have a Material Adverse Effect. The Stations of the Company and its subsidiaries are listed on Schedule V hereto, and each of such Station’s main station FCC license has the expiration date indicated on Schedule V.

(ii)    Neither the Company nor any of its subsidiaries has any knowledge of any condition imposed by the FCC as part of any FCC License, other than conditions either set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the “Communications Act”) applicable generally to stations of the type, nature, class or location of the Station in question, which would not, in either case, reasonably be expected to result in a Material Adverse Effect. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

(iii)    Except as set forth on Schedule V hereto, no proceedings are pending or to the knowledge of the Company or any of its subsidiaries are threatened which would reasonably be expected to result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operations, other than any matters which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect and proceedings affecting the television broadcasting industry in general.

(iv)     Except as set forth on Schedule V hereto, all reports, applications and other documents required to be filed by the Company and its subsidiaries with the FCC with respect to the Stations and the transfer and the sale of the Shares contemplated hereby have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Company or any of its subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

(v)    There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

(aa)    Each of the network affiliation agreements between the broadcast television stations owned or operated by the Company or any of its subsidiaries and networks including, but not limited to, American Broadcasting Company (“ABC”), CBS Corporation (“CBS”), FOX Broadcasting Company (“FOX”), National Broadcasting Company (“NBC”) and The CW Network, LLC (“CW”) respectively, have been duly authorized, executed and delivered by the Company or the subsidiary and constitute valid and legally binding agreements of the respective parties thereto as of the date hereof.

(bb)    The shared services agreements between the Company or any of its subsidiaries and the other parties thereto listed on Schedule VI hereto (a) are a complete list of all shared service agreements entered into by the Company or its subsidiaries with respect to the provision of services relating to the management or operation of local broadcast television stations; (b) have all been duly authorized, executed and delivered by the Company or its subsidiaries; and (c) constitute valid and legally binding agreements of the respective parties thereto.

(cc)    All of the material properties, equipment and systems of the Company and its subsidiaries, and the Stations owned or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including, without limitation, the FCC and (b) any FCC License, in each case, except where such noncompliance or condition could not reasonably be expected to have a Material Adverse Effect.

(dd)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is threatened, except as would not be reasonably likely to result in a Material Adverse Effect.

(ee)    Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(ff)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certifications, authorizations and permits would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(gg)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)    The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(jj)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk)    The Class A Common Stock is listed on the New York Stock Exchange.

(ll)    Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(mm)    The Merger Agreement has been duly authorized, executed and delivered by, and assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and equitable principles of general applicability. To the knowledge of the Company, no party is in breach of its representations and warranties contained in the Merger Agreement, except as such breach would not have a material adverse effect on the consummation of the Merger.

2.    Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with the Underwriter that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b)    The execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except for such contravention that would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as (i) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or (ii) as may be required by the rules of FINRA.

(c)    The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)    Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws (if such Selling Shareholder is a corporation) and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e)    The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 hereof), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment of supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(e) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto (it being understood that the only such information relating to the Selling Shareholder included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Selling Stockholder” in the Registration Statement).

(f)    The Shares to be sold by the Selling Shareholder were issued to such Selling Shareholder or its affiliate pursuant to the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries Proposed by the Debtors, the Official Committee of Unsecured Creditors, Oaktree Capital Management, L.P., Angelo, Gordon & Co., L.P. and JPMorgan Chase Bank, N.A. (in the form confirmed by the order of the United States Bankruptcy Court for the District of Delaware, dated July 23, 2012 (such order and such plan, including all appendices and exhibits thereto, the “Plan”).

(g)    The Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.    Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, to purchase from such Selling Shareholder at $40.36 a share (the “Purchase Price”) the number of Shares that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2), or (4) file any registration statement with the Commission relating to the offering of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder by the Selling Shareholder, (b) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Time of Sale Prospectus or Prospectus, (c) any shares of Class A Common Stock issued or options to purchase Class A Common Stock or restricted stock units (including any performance share unit), shares (whether or not restricted), deferred stock units or other equity awards granted pursuant to an employee benefit or compensation plan or program of the Company referred to in the Registration Statement, Time of Sale Prospectus or Prospectus, (d) the conversion of shares of Class A Common Stock into the right to receive Sinclair Common Stock pursuant to the Merger Agreement in connection with the Merger, or (e) the filing of any registration statement on Form S-8 (or amendment to a Form S-8).

4.    Terms of Public Offering. The Selling Shareholder is advised by you that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholder is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.    Payment and Delivery. Payment for the Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on December 4, 2017, or at such other time on the same or such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the account of the Underwriter. The Purchase Price payable by the Underwriter shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriter in connection with the transfer of the Shares to the Underwriter duly paid and (ii) any withholding required by law.

6.    Conditions to the Underwriter’s Obligations.

The obligations of the Underwriter are subject to the accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred:

(i)    any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)    any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the public offering or delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriter shall have received on the Closing Date an officer’s certificate of Edward P. Lazarus, Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date.

(d)    The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date.

(e)    The Underwriter shall have received on the Closing Date an opinion of Covington & Burling LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, dated the Closing Date.

(f)    The Underwriter shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholder, in form and substance reasonably satisfactory to the Underwriter dated the Closing Date.

(g)    The Underwriter shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter dated the Closing Date.

(h)    The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Financial Officer of the Company containing statements and information with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The opinions of Debevoise & Plimpton LLP, Covington & Burling LLP, and Paul, Weiss, Rifkind, Wharton & Garrison LLP described in Sections 6(d), 6(e) and 6(f) above shall be rendered to the Underwriter at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

(i)    The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PWC, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)    The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from D&T, independent public accountants of TVFN, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k)    The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto (relating to Directors and Officers) and Exhibit A-2 (relating to the Selling Shareholder), between you and the Selling Shareholder, executive officers and directors of the Company listed on Schedule IV relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

7.    Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)    To furnish to you, without charge, as many conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) as the Underwriter may reasonably request and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, or such time as they become available, and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed issuer free writing prospectus to which you reasonably object in a timely manner.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.    Covenants of the Selling Shareholder. The Selling Shareholder covenants with the Underwriter as follows:

(a)    The Selling Shareholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)    It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Securities Act, the reasonable fees, out-of-pocket costs and expenses of counsel for the Selling Shareholder in connection with the registration of the Shares under the Securities Act, which amount shall not exceed $50,000 (it being understood that the Selling Shareholder shall be responsible for amounts in excess of $50,000), and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum which fees and disbursements of counsel for the Underwriter, taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this section, shall not exceed $45,000, (iv) all filing fees and the reasonable fees and disbursements of counsel for the Underwriter incurred in connection with the review and qualification of the offering of the Shares by FINRA, which, when taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this section, shall not exceed $45,000, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriter, collectively, will bear one-half of the costs associated with any chartered aircraft), (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

10.    Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of, used by or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(b)    The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto (it being understood that the only such information relating to the Selling Shareholder contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Selling Stockholder” in the Registration Statement). The aggregate liability of the Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in Section 11(f) shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions but before all taxes and expenses that may be payable by such Selling Shareholder) of the Shares sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).

(c)    The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto (it being understood that the only such information relating to the Selling Shareholder contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each road show, or any other issuer free writing prospectus or any amendment or supplements thereto is the beneficial ownership total and information relating thereto included under the heading “Selling Stockholder” in the Registration Statement). The aggregate liability of the Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in Section 11(f) shall be limited to the Selling Shareholder Proceeds.

(d)    The Underwriter agrees to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (including any road show) (when considered together with the Time of Sale Prospectus), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act (when considered together with the Time of Sale Prospectus), any road show (when considered together with the Time of Sale Prospectus) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus relating to the Shares, is the name of the Underwriter on the cover page and back page of the Time of Sale Prospectus and the Prospectus and: (i) the first paragraph of text under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus, concerning the terms of the offering by the Underwriter, (ii) the first sentence of the third paragraph of text under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus, concerning selling concessions, (iii) the fifth paragraph of text under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus, concerning sales to discretionary accounts, and (iv) the twelfth paragraph of text under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus, concerning short sales, stabilizing transactions and transactions to support the market price of the Shares.

(e)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of any Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f)    To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by the immediately preceding sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)    The Company, the Selling Shareholder and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(i)    Notwithstanding anything to the contrary in this Agreement, the provisions contained in this Section 11 shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification or contribution.

12.    Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company or the Selling Shareholder will reimburse the Underwriter, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this

Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriter have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriter owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Shareholder. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.

Very truly yours,

TRIBUNE MEDIA COMPANY

By:	/s/ Chandler Bigelow
	Name:	Chandler Bigelow
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

OAKTREE TRIBUNE, L.P.

By: Oaktree AIF Investments, L.P.
Its: General Partner

By:	/s/ Martin Boskovich
	Name:	Martin Boskovich
	Title:	Managing Director

By:	/s/ Mary Gallegly
	Name:	Mary Gallegly
	Title:	Vice President, Legal

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ James Watts
	Name:	James Watts
	Title:	Vice President

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Shares To Be Sold
Oaktree Tribune, L.P.	7,000,000

I-1

SCHEDULE II

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	7,000,000

Total:	7,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated November 29, 2017

2.	Pricing Information

Shares offered:	7,000,000

III-1

SCHEDULE IV

Persons Delivering Lock-up Agreements

1.	Peter Kern

2.	Chandler Bigelow

3.	Edward Lazarus

4.	Lawrence Wert

5.	Craig A. Jacobson

6.	Ross Levinsohn

7.	Peter E. Murphy

8.	Laura R. Walker

9.	Oaktree Tribune, L.P.

IV-1

SCHEDULE V

Stations and FCC Licenses

Station	Market	Main Station License Expiration
WPIX	New York	June 1, 2023
KTLA	Los Angeles	December 1, 2022
WGN-TV	Chicago	December 1, 2021
WGN(AM)	Chicago	December 1, 2020
WPHL	Philadelphia	August 1, 2023
KDAF	Dallas	August 1, 2022
WDCW	Washington	October 1, 2020
KIAH	Houston	August 1, 2022
KCPQ	Seattle	February 1, 2023
KZJO	Seattle	February 1, 2023
WSFL	Miami	February 1, 2021
KDVR	Denver	April 1, 2022
KWGN	Denver	April 1, 2022
WJW	Cleveland	October 1, 2021
KTXL	Sacramento	December 1, 2022
KTVI	St. Louis	February 1, 2022
KPLR	St. Louis	February 1, 2022
KRCW	Portland	February 1, 2023
WXIN	Indianapolis	August 1, 2021
WTTV	Indianapolis	August 1, 2021
WTTK	Indianapolis	August 1, 2021
KSWB	San Diego	December 1, 2022
WTIC	Hartford	April 1, 2023
WCCT	Hartford	April 1, 2023
WDAF	Kansas City	February 1, 2022
KSTU	Salt Lake City	October 1, 2022
WITI	Milwaukee	December 1, 2021
WXMI	Grand Rapids	October 1, 2021
KFOR	Oklahoma City	June 1, 2022
KAUT	Oklahoma City	June 1, 2022
WPMT	Harrisburg	August 1, 2023
WGHP	Greensboro	December 1, 2020
WREG	Memphis	August 1, 2021
WGNO	New Orleans	June 1, 2021
WNOL	New Orleans	June 1, 2021
WTVR	Richmond	October 1, 2020
WHO	Des Moines	February 1, 2022
WHNT	Huntsville	April 1, 2021
WQAD	Davenport	December 1, 2021
KFSM	Ft. Smith	June 1, 2021
KXNW	Ft. Smith	June 1, 2021

V-1

SCHEDULE VI

Shared Service Agreements

Shared Service Agreement with Local TV Virginia License, LLC, dated December 27, 2013 (Stations WTKR and WGNT (Norfolk, VA))

Shared Service Agreement with Local TV Pennsylvania License, LLC, dated December 27, 2013 and amended August 16, 2017 (Station WNEP (Wilkes Barre))

VI-1

EXHIBIT A-1

FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS

                     November 29, 2017

Morgan Stanley & Co. LLC

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Tribune Media Company, a Delaware corporation (the “Company”), and the selling stockholder of the Company named in Schedule I to the Underwriting Agreement (the “Selling Stockholder”) providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Common Stock”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

On May 8, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sinclair Broadcast Group, Inc. (“Sinclair”), providing for the acquisition by Sinclair of all of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), by means of a merger of Samson Merger Sub Inc., a wholly owned subsidiary of Sinclair, with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Sinclair.

Upon consummation of the Merger, each share of the Company’s Common Stock will be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes, and (ii) 0.2300 of a validly issued, fully paid and nonassessable share of Class A common stock, $0.01 par value per share (the “Sinclair Common Stock”), of Sinclair.

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2). The foregoing sentence shall

A1-1

not apply to (a) the sale of securities pursuant to the Underwriting Agreement, (b) transfers of shares of Class A Common Stock or any security convertible into Class A Common Stock as a bona fide gift, by will or by intestacy, (c) distributions of shares of Class A Common Stock or any security convertible into Class A Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a trustee or beneficiary of such trust; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) dispositions of shares to the Company of Class A Common Stock (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Class A Common Stock, the vesting of restricted stock units (including performance share units) or the settlement of deferred stock units; provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate (e.g., transaction code “F” in a Form 4) that the disposition of shares was made back to the Company in connection with, as the case may be, the exercise of options to purchase Class A Common Stock, the vesting of restricted stock units (including performance share units) or the settlement of deferred stock units, (B) to effect the cashless exercise of options to purchase Class A Common Stock; provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate (e.g., transaction code “F” in a Form 4) that the disposition of Shares was made back to the Company in connection with the cashless exercise of options to purchase Class A Common Stock or (C) pursuant to the Company’s right to redeem or cause the disposition of shares of Class A Common Stock in order to ensure the Company’s compliance with Federal Communications Laws (as defined below); provided that the undersigned shall provide the Underwriter three days’ prior written notice informing them of such redemption or disposition, (e) the conversion of the shares of Class A Common Stock into shares of Sinclair Common Stock pursuant to the Merger and in the event that the Merger is not completed, the Class A Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement, (f) dispositions of shares of Class A Common Stock following the termination of the undersigned’s employment with, or membership on the board of directors of, the Company for any reason; provided that no public announcement or filing under the Exchange Act or otherwise is required of or voluntarily made in connection with such disposition (except to the extent permitted by and in compliance with clause (d) above), or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock; provided that (i) such plan does not provide for the transfer of shares of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Class A Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock except in compliance with the foregoing restrictions.

A1-2

As used herein, “Federal Communications Laws” shall mean any law administered or enforced by the Federal Communications Commission or any successor governmental agency, including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder pertaining to the ownership and/or operation or regulating the business activities of (a) any television or radio station, cable television system or other medium of mass communications or (b) any provider of programming content to any such medium.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Notwithstanding anything to the contrary, if (i) the pricing of the Public Offering for the Shares and the execution of the Underwriting Agreement has not occurred prior to December 15, 2017, (ii) the Underwriting Agreement (if executed) (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class A Common Stock to be sold thereunder or (iii) an application for withdrawal of the registration statement is filed with the SEC, this agreement shall terminate and have no further force or effect.

Very truly yours,

(Name)

(Address)

A1-3

Exhibit A-2

FORM OF LOCK-UP LETTER FOR SELLING STOCKHOLDERS

                     November 29, 2017

Morgan Stanley & Co. LLC

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Tribune Media Company, a Delaware corporation (the “Company”), and the selling stockholder of the Company named in Schedule I to the Underwriting Agreement (the “Selling Stockholder”) providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Common Stock”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

On May 8, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sinclair Broadcast Group, Inc. (“Sinclair”), providing for the acquisition by Sinclair of all of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), by means of a merger of Samson Merger Sub Inc., a wholly owned subsidiary of Sinclair, with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Sinclair.

Upon consummation of the Merger, each share of the Company’s Common Stock will be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes, and (ii) 0.2300 of a validly issued, fully paid and nonassessable share of Class A common stock, $0.01 par value per share (the “Sinclair Common Stock”), of Sinclair.

To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock (“Lock-Up Securities”) (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise or (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2). The foregoing

A2-1

sentence shall not apply to (a) sales of Lock-Up Securities by the undersigned pursuant to the Underwriting Agreement, (b) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned, (c) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) provided that such transfers shall not involve a disposition for value, (d) transfers of Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (e) transfers of Lock-Up Securities as bona fide gifts, (f) transfers of Lock-Up Securities to the Company for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Lock-Up Securities issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan, (g) bona fide pledges of Lock-Up Securities by the undersigned pursuant to customary financing transactions entered into in the ordinary course of business, (h) transfers of Lock-Up Securities pursuant to an order of a court or regulatory agency and (i) transfers of Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided that, in each case of a transfer or distribution pursuant to clauses (b) through (h), (i) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise (including any filing on Form 4 under Section 16(a) of the Exchange Act) (other than, (A) any such filings made on Form 4 solely in connection with transfers described in clause (b) or clause (h), provided that the filing includes an explanation that the transfer was pursuant to such order in the case of clause (h), and (B) with respect to transfers described in clause (f), such filings made on Form 4 under transaction code “F”), and (ii) the undersigned does not otherwise voluntarily effect any public filing regarding such transfers, in each case during the Restricted Period; provided further that (i) in the case of a transfer or distribution pursuant to clause (b), (c), (d), (e), (h, to the extent it is not inconsistent with such order) or (i), each transferee or distributee (if not already party to a lock-up agreement similar to this agreement) shall execute and deliver to the Underwriter a lock-up agreement in the form of this agreement whereby such transferee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this agreement for the duration that such restrictions remain in effect at the time of transfer and (ii) in the case of any pledge of Lock-Up Securities pursuant to clause (g), the pledgee shall, if such pledge is in existence, execute and deliver to the Underwriter a lock-up letter in the form of this paragraph upon receipt of such Lock-Up Securities, and if such pledge occurs in the future, execute and deliver to the Underwriter a lock-up letter in the form of this paragraph at the time such pledge is granted. For the avoidance of doubt, this agreement shall not apply to any sale or other transfer by the undersigned of shares of Class A Common Stock acquired by the undersigned in open market purchases following the consummation of the Public Offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Restricted Period.

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Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities pursuant to the Merger Agreement or to another bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, made to all holders of Common Stock involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition not pursuant to the Merger Agreement that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this agreement shall remain subject to the restrictions herein.

As used herein, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, nothing in this agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Restricted Period; provided that (a) no transactions thereunder are made until after the expiration of the Restricted Period and (b) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Restricted Period. Nothing in this Letter Agreement shall prohibit the undersigned from converting or effecting a split of any warrants related to the Lock-Up Securities as part of its internal structuring to comply with Federal Communications Commission Laws (as defined below) so long as the underlying shares received upon such conversion or split are subject to the lock-up restrictions under this agreement.

As used herein, “Federal Communications Laws” shall mean any law administered or enforced by the Federal Communications Commission or any successor governmental agency, including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder pertaining to the ownership and/or operation or regulating the business activities of (a) any television or radio station, cable television system or other medium of mass communications or (b) any provider of programming content to any such medium.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Underwriter receive written notification from the Company, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering, (iii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement relating to the Public Offering or (iv) the Public Offering is not priced and the Underwriting Agreement executed by December 15, 2017, this agreement shall be terminated automatically and without further action on the part of any of the parties hereto.

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The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement may only be modified, supplemented, terminated (other than in accordance with its terms) or waived in a writing executed by the undersigned and Morgan Stanley & Co. LLC.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

(Name)

(Address)

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